AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1996
                                                   REGISTRATION NO.333-



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-4
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ---------------------------------------

       BANK OF BOSTON CORPORATION              BANKBOSTON CAPITAL TRUST II
      (Exact name of Registrant as            (Exact name of Registrant as
        specified in its charter)            specified in its trust agreement)

             MASSACHUSETTS                               DELAWARE
    (State or other jurisdiction of          (State or other jurisdiction of
    incorporation or organization)            incorporation or organization)
                                                         _________
               _________
                                                            6719
                  6712                        (Primary Standard Industrial
     (Primary Standard Industrial              Classification Code Number)
       Classification Code Number)
                                                         04-6819671
             04-2471221                             (I.R.S. Employer
         (I.R.S. Employer                         Identification No.)
         Identification No.)

                             100 FEDERAL STREET
                         BOSTON, MASSACHUSETTS 02110
                               (617) 434-2200
        (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

     GARY A. SPIESS, ESQ.                        JANICE B. LIVA, ESQ.
  GENERAL COUNSEL AND CLERK                 ASSISTANT GENERAL COUNSEL AND
  BANK OF BOSTON CORPORATION                       ASSISTANT CLERK
     100 FEDERAL STREET                       BANK OF BOSTON CORPORATION
 BOSTON, MASSACHUSETTS 02110                      100 FEDERAL STREET
      (617) 434-2870                         BOSTON, MASSACHUSETTS 02110
                                                    (617) 434-8630
        (Name, address, including zip code, and telephone number, including area code, of agents for service)

                               COPIES TO:
   NORMAN D. SLONAKER, ESQ.                GREGORY A. FERNICOLA, ESQ.
       BROWN & WOOD LLP              SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
    ONE WORLD TRADE CENTER                       919 THIRD AVENUE
   NEW YORK, NEW YORK 10048                     NEW YORK, NEW YORK 10022




       Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                       CALCULATION OF REGISTRATION FEE

                                                      Amount          Proposed Maximum      Proposed Maximum         Amount of
       Title of Each Class of Securities              to be            Offering Price          Aggregate           Registration
               to be Registered                     Registered           Per Unit(1)       Offering Price(1)          Fee(2)
Series B Capital Securities of BankBoston
Capital                                            $250,000,000             100%              $250,000,000          $75,757.58
Trust II  . . . . . . . . . . . . . . . . . .
Series B Junior Subordinated Deferrable
Interest Debentures of Bank of Boston
Corporation(2)
Bank of Boston Corporation Series B Guarantee
with respect to Series B Capital
Securities(3)
    Total . . . . . . . . . . . . . . . . . .      $250,000,000(4)          100%              $250,000,000(5)       $75,757.58





(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of Bank of Boston Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of BankBoston Capital Trust II.
(3) No separate consideration will be received for the Bank of Boston Corporation Series B Guarantee.
(4) This  Registration Statement  is deemed  to  cover rights  of holders  of
    Junior  Subordinated  Debentures  under  the  Indenture,  the  rights  of holders of Series B Capital Securities of BankBoston Capital Trust II under a Trust Agreement, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the BankBoston Capital Trust II Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of BankBoston Capital Trust II.

                        -------------------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


   Information contained herein is subject to completion or amendment. A Registration Statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED DECEMBER 31, 1996

                         BANKBOSTON CAPITAL TRUST II

                            OFFER TO EXCHANGE ITS
                      73/4% SERIES B CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                      73/4% SERIES A CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
             UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                          BANK OF BOSTON CORPORATION

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRES AT 5:00 P.M.,
         NEW YORK CITY TIME, ON              , 1997, UNLESS EXTENDED
                             ____________________

    BankBoston Capital Trust II, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $250,000,000 aggregate Liquidation Amount of its 73/4% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 73/4% Series A Capital Securities (the "Old Capital Securities"), of which $250,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Bank of Boston Corporation, a Massachusetts corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) all of its 73/4% Series B Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 73/4% Series A Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of December 10, 1996 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.


    This Prospectus and  the Letter of Transmittal are first  being mailed to
all holders of Old Capital Securities on        , 1997.

    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.


 THESE  SECURITIES  HAVE NOT  BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _________ __, 1997.


    The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior
Subordinated Debentures will mature on December 15, 2026 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of New Capital Securities-- Subordination of Common Securities."

    As used herein, (i) the "Indenture" means the Indenture, dated as of December 10, 1996, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee, (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

    Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from December 10, 1996, and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at the annual rate of 73/4% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 73/4% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee-- Full and Unconditional Guarantee." The Old Guarantee and the Common
Guarantee guarantees, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination").

    The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption
Price"), (ii)  in whole but  not in part,  at any time,
contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after December 15, 2006, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of New Capital Securities--Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after December 15, 2006, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 103.875% of the principal amount thereof on December 15, 2006, declining ratably on each December 15 thereafter to 100% on or after December 15, 2016, plus accrued interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and the interest thereon discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be
referred  to  herein as  the  "Prepayment  Price."  See "Description  of  New
Securities--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated Distributions thereon to the date of payment. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

                                      --------------

    The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or
supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING
WHETHER  TO TENDER  THEIR OLD  CAPITAL  SECURITIES PURSUANT  TO THE  EXCHANGE
OFFER.

    Old  Capital Securities may be tendered for  exchange on or prior to 5:00
p.m., New York City time, on           , 1997  (such time on  such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after December 10, 1996. See "The Exchange Offer--Distributions on New Capital Securities."

    Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                                     ---------------


    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                     ---------------

                              TABLE OF CONTENTS
                                                                         Page
                                                                         ----

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . 8
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . .  20
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Summary Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . .  22
BankBoston Capital Trust II . . . . . . . . . . . . . . . . . . . . . . .  23
Bank of Boston Corporation  . . . . . . . . . . . . . . . . . . . . . . .  23
The Exchange Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Description of New Securities . . . . . . . . . . . . . . . . . . . . . .  32
Description of Old Securities . . . . . . . . . . . . . . . . . . . . . .  50
Relationship Among the New Capital Securities, the
New Junior Subordinated Debentures and the New Guarantee  . . . . . . . .  50
Certain United States Federal Income Tax Considerations . . . . . . . . .  52
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Validity of New Securities  . . . . . . . . . . . . . . . . . . . . . . .  57
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57


                            AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Boston Stock Exchange Incorporated, One Boston Place, Boston, Massachusetts 02108, on which exchanges securities of the Corporation are listed.

    No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to  engage in any activity  other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "BankBoston Capital Trust II" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

        1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;

        2.   The  Corporation's  Quarterly  Reports  on   Form  10-Q  for  the
    quarters  ended March 31, 1996, June 30, 1996 and September 30, 1996; and

        3. The Corporation's Current Reports on Form 8-K dated January 16, 1996, January 18, 1996, April 18, 1996, May 16, 1996, July 18, 1996,
    July 25, 1996, September 6, 1996 and October 17, 1996.

    All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, Bank of Boston, P.O. Box 2016, MA BOS 01-20-02, Boston, Massachusetts 02106-2016. Telephone requests may be directed to Investor Relations at (617) 434-7858.

                                   SUMMARY

    The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus.


                         BANKBOSTON CAPITAL TRUST II

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and the three individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 3, 1996. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities,
(ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation.


                          BANK OF BOSTON CORPORATION

    The Corporation is a registered bank holding company organized in 1970 under Massachusetts law with both national and international operations. The Corporation, through its subsidiaries and joint ventures, is engaged in providing a wide variety of financial services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include personal banking, consumer finance, private banking, trust, mortgage origination and servicing, domestic corporate and investment banking, leasing, global banking, commercial real estate lending, correspondent banking, and securities and payments processing. The major banking subsidiaries of the Corporation include The First National Bank of Boston, BayBank, N.A., Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.


                              THE EXCHANGE OFFER

  The Exchange Offer  . . . . . . . .     Up    to   $250,000,000    aggregate
                                          Liquidation  Amount  of New  Capital
                                          Securities  are  being  offered   in
                                          exchange   for   a  like   aggregate
                                          Liquidation  Amount  of Old  Capital
                                          Securities.  Old Capital  Securities
                                          may  be  tendered  for  exchange  in
                                          whole  or in  part in  a Liquidation
                                          Amount  of  $100,000  (100   Capital
                                          Securities)    or    any    integral
                                          multiple  of  $1,000  (one   Capital
                                          Security)  in excess  thereof.   The
                                          Corporation   and   the  Trust   are
                                          making the  Exchange Offer  in order
                                          to  satisfy their  obligations under
                                          the  Registration  Rights  Agreement
                                          relating   to   the   Old    Capital
                                          Securities.   For  a description  of
                                          the  procedures  for  tendering  Old
                                          Capital    Securities,    see   "The
                                          Exchange    Offer--Procedures    for
                                          Tendering Old Capital Securities."

  Expiration Date . . . . . . . . . .     5:00 p.m.,  New York City time, on
                                              ,  1997,  unless  the   Exchange
                                          Offer    is    extended    by    the
                                          Corporation or  the Trust  (in which
                                          case  the  Expiration Date  will  be
                                          the  latest date  and time  to which
                                          the  Exchange  Offer  is  extended).
                                          See  "The  Exchange Offer--Terms  of
                                          the Exchange Offer."

  Conditions to the Exchange Offer  .     The  Exchange  Offer is  subject  to
                                          certain  conditions,  which  may  be
                                          waived  by the  Corporation and  the
                                          Trust  in  their  sole   discretion.
                                          The    Exchange    Offer   is    not
                                          conditioned    upon   any    minimum
                                          Liquidation  Amount  of Old  Capital
                                          Securities  being  tendered.     See
                                          "The  Exchange Offer--Conditions  to
                                          the Exchange Offer."

  Offer . . . . . . . . . . . . . . .     The   Corporation   and  the   Trust
                                          reserve the right in  their sole and
                                          absolute   discretion,   subject  to
                                          applicable  law,  at  any  time  and
                                          from time to time,  (i) to delay the
                                          acceptance   of   the  Old   Capital
                                          Securities  for  exchange,  (ii)  to
                                          terminate  the  Exchange  Offer   if
                                          certain  specified  conditions  have
                                          not been satisfied,  (iii) to extend
                                          the Expiration Date  of the Exchange
                                          Offer  and  retain all  Old  Capital
                                          Securities tendered pursuant to  the
                                          Exchange  Offer,  subject,  however,
                                          to  the  right  of  holders  of  Old
                                          Capital   Securities   to   withdraw
                                          their    tendered     Old    Capital
                                          Securities,  or  (iv) to  waive  any
                                          condition  or  otherwise  amend  the
                                          terms of  the Exchange Offer  in any
                                          respect.  See  "The Exchange Offer--
                                          Terms of the Exchange Offer."

  Withdrawal Rights . . . . . . . . .     Tenders  of  Old Capital  Securities
                                          may be withdrawn  at any time  on or
                                          prior  to  the  Expiration  Date  by
                                          delivering a written  notice of such
                                          withdrawal to the  Exchange Agent in
                                          conformity  with certain  procedures
                                          set forth below  under "The Exchange
                                          Offer--Withdrawal Rights."

  Procedures    for    Tendering   Old    Tendering  holders  of  Old  Capital
  Capital Securities  . . . . . . . .     Securities must complete  and sign a
                                          Letter of Transmittal in  accordance
                                          with   the   instructions  contained
                                          therein  and  forward  the  same  by
                                          mail,  facsimile  or hand  delivery,
                                          together  with  any  other  required
                                          documents,  to  the Exchange  Agent,
                                          either   with   the   Old    Capital
                                          Securities  to  be  tendered  or  in
                                          compliance   with    the   specified
                                          procedures  for guaranteed  delivery
                                          of Old Capital  Securities.  Certain
                                          brokers, dealers,  commercial banks,
                                          trust  companies and  other nominees
                                          may  also  effect tenders  by  book-
                                          entry  transfer.    Holders  of  Old
                                          Capital  Securities   registered  in
                                          the  name   of  a   broker,  dealer,
                                          commercial  bank,  trust company  or
                                          other nominee  are urged  to contact
                                          such  person promptly  if they  wish
                                          to  tender  Old  Capital  Securities
                                          pursuant  to  the  Exchange   Offer.
                                          See "The Exchange  Offer--Procedures
                                          for     Tendering    Old     Capital
                                          Securities."

                                          Letters    of     Transmittal    and
                                          certificates    representing     Old
                                          Capital  Securities  should  not  be
                                          sent  to  the   Corporation  or  the
                                          Trust.   Such documents  should only
                                          be sent to the Exchange Agent.

  Resales of New Capital Securities .     The  Corporation and  the Trust  are
                                          making   the   Exchange   Offer   in
                                          reliance  on  the  position  of  the
                                          staff    of    the    Division    of
                                          Corporation    Finance     of    the
                                          Commission as  set forth  in certain
                                          interpretive  letters  addressed  to
                                          third      parties     in      other
                                          transactions.  However, neither  the
                                          Corporation   nor   the  Trust   has
                                          sought  its own  interpretive letter
                                          and there can  be no assurance  that
                                          the   staff  of   the  Division   of
                                          Corporation    Finance     of    the
                                          Commission  would  make  a   similar
                                          determination  with  respect to  the
                                          Exchange  Offer as  it  has in  such
                                          interpretive   letters   to    third
                                          parties.        Based    on    these
                                          interpretations by the  staff of the
                                          Division  of Corporation  Finance of
                                          the Commission,  and subject  to the
                                          two      immediately       following
                                          sentences,  the Corporation  and the
                                          Trust   believe  that   New  Capital
                                          Securities  issued pursuant  to this
                                          Exchange Offer  in exchange  for Old
                                          Capital  Securities  may be  offered
                                          for  resale,  resold  and  otherwise
                                          transferred  by  a  holder   thereof
                                          (other   than  a  holder  who  is  a
                                          broker-dealer)    without    further
                                          compliance  with  the   registration
                                          and       prospectus        delivery
                                          requirements of the Securities  Act,
                                          provided   that  such   New  Capital
                                          Securities   are  acquired   in  the
                                          ordinary  course  of  such  holder's
                                          business  and  that such  holder  is
                                          not   participating,   and  has   no
                                          arrangement  or  understanding  with
                                          any  person  to  participate,  in  a
                                          distribution (within the meaning  of
                                          the  Securities  Act)  of  such  New
                                          Capital  Securities.   However,  any
                                          holder  of  Old  Capital  Securities
                                          who   is  an   "affiliate"  of   the
                                          Corporation  or  the  Trust  or  who
                                          intends   to   participate  in   the
                                          Exchange  Offer for  the purpose  of
                                          distributing    the    New   Capital
                                          Securities,  or   any  broker-dealer
                                          who   purchased   the  Old   Capital
                                          Securities from the  Trust to resell
                                          pursuant to  Rule 144A or  any other
                                          available   exemption    under   the
                                          Securities  Act,  (a)  will  not  be
                                          able to rely  on the interpretations
                                          of  the  staff of  the  Division  of
                                          Corporation    Finance    of     the
                                          Commission set  forth in  the above-
                                          mentioned interpretive  letters, (b)
                                          will  not be  permitted or  entitled
                                          to    tender   such    Old   Capital
                                          Securities  in  the  Exchange  Offer
                                          and   (c)  must   comply  with   the
                                          registration     and      prospectus
                                          delivery    requirements   of    the
                                          Securities  Act  in connection  with
                                          any sale  or other transfer  of such
                                          Old  Capital Securities  unless such
                                          sale   is   made  pursuant   to   an
                                          exemption  from  such  requirements.
                                          In addition, as  described below, if
                                          any broker-dealer holds Old  Capital
                                          Securities  acquired  for  its   own
                                          account  as  a   result  of  market-
                                          making  or other  trading activities
                                          and   exchanges  such   Old  Capital
                                          Securities    for     New    Capital
                                          Securities, then such  broker-dealer
                                          must  deliver  a prospectus  meeting
                                          the  requirements of  the Securities
                                          Act in  connection with  any resales
                                          of such New Capital Securities.

                                          Each    holder   of    Old   Capital
                                          Securities  who  wishes to  exchange
                                          Old   Capital  Securities   for  New
                                          Capital  Securities in  the Exchange
                                          Offer will be  required to represent
                                          that (i)  it is  not an  "affiliate"
                                          of  the  Corporation or  the  Trust,
                                          (ii) any  New Capital  Securities to
                                          be   received   by  it   are   being
                                          acquired in  the ordinary  course of
                                          its  business,   (iii)  it   has  no
                                          arrangement  or  understanding  with
                                          any  person  to   participate  in  a
                                          distribution (within the meaning  of
                                          the  Securities  Act)  of  such  New
                                          Capital  Securities,  and  (iv)   if
                                          such holder is  not a broker-dealer,
                                          such holder  is not engaged  in, and
                                          does  not  intend  to engage  in,  a
                                          distribution (within the meaning  of
                                          the  Securities  Act)  of  such  New
                                          Capital  Securities.   Each  broker-
                                          dealer  that  receives  New  Capital
                                          Securities   for  its   own  account
                                          pursuant to the  Exchange Offer must
                                          acknowledge  that  it  acquired  the
                                          Old Capital  Securities for  its own
                                          account  as  the result  of  market-
                                          making  activities or  other trading
                                          activities  and must  agree that  it
                                          will  deliver  a prospectus  meeting
                                          the  requirements of  the Securities
                                          Act  in connection  with any  resale
                                          of  such  New  Capital   Securities.
                                          The  Letter  of  Transmittal  states
                                          that,  by  so acknowledging  and  by
                                          delivering  a prospectus,  a broker-
                                          dealer will  not be deemed  to admit
                                          that it  is an  "underwriter" within
                                          the meaning  of the  Securities Act.
                                          Based on  the position taken  by the
                                          staff    of    the    Division    of
                                          Corporation    Finance    of     the
                                          Commission   in   the   interpretive
                                          letters   referred  to   above,  the
                                          Corporation  and  the Trust  believe
                                          that  Participating   Broker-Dealers
                                          who acquired Old Capital  Securities
                                          for their own  accounts as a  result
                                          of   market-making   activities   or
                                          other    trading   activities    may
                                          fulfill  their  prospectus  delivery
                                          requirements  with  respect  to  the
                                          New   Capital  Securities   received
                                          upon  exchange of  such Old  Capital
                                          Securities  (other than  Old Capital
                                          Securities   which    represent   an
                                          unsold  allotment from  the original
                                          sale of the  Old Capital Securities)
                                          with   a   prospectus  meeting   the
                                          requirements of the Securities  Act,
                                          which   may   be   the    prospectus
                                          prepared  for an  exchange offer  so
                                          long  as it  contains a  description
                                          of  the  plan of  distribution  with
                                          respect to  the resale  of such  New
                                          Capital  Securities.    Accordingly,
                                          this  Prospectus,   as  it   may  be
                                          amended  or  supplemented from  time
                                          to   time,   may   be  used   by   a
                                          Participating    Broker-Dealer    in
                                          connection   with  resales   of  New
                                          Capital   Securities   received   in
                                          exchange for Old Capital  Securities
                                          where  such  Old Capital  Securities
                                          were acquired by such  Participating
                                          Broker-Dealer  for  its own  account
                                          as  a  result  of  market-making  or
                                          other  trading activities.   Subject
                                          to certain  provisions set  forth in
                                          the  Registration  Rights  Agreement
                                          and  to  the  limitations  described
                                          below  under  "The Exchange  Offer--
                                          Resales of New Capital  Securities,"
                                          the Corporation  and the  Trust have
                                          agreed that  this Prospectus,  as it
                                          may be amended  or supplemented from
                                          time  to  time,  may be  used  by  a
                                          Participating    Broker-Dealer    in
                                          connection with resales  of such New
                                          Capital  Securities  for  a   period
                                          ending 90-days after the  Expiration
                                          Date  (subject  to  extension  under
                                          certain  limited  circumstances) or,
                                          if  earlier,   when  all   such  New
                                          Capital    Securities   have    been
                                          disposed  of  by such  Participating
                                          Broker-Dealer.      See   "Plan   of
                                          Distribution."    Any  Participating
                                          Broker-Dealer who is an  "affiliate"
                                          of  the Corporation or the Trust may
                                          not   rely   on  such   interpretive
                                          letters  and  must comply  with  the
                                          registration     and      prospectus
                                          delivery    requirements   of    the
                                          Securities  Act  in connection  with
                                          any  resale transaction.   See  "The
                                          Exchange   Offer--Resales   of   New
                                          Capital Securities."

  Exchange Agent  . . . . . . . . . .     The exchange  agent with  respect to
                                          the  Exchange Offer  is The  Bank of
                                          New  York  (the  "Exchange  Agent").
                                          The  addresses,  and  telephone  and
                                          facsimile  numbers, of  the Exchange
                                          Agent   are   set  forth   in   "The
                                          Exchange Offer--Exchange  Agent" and
                                          in the Letter of Transmittal.

  Use of Proceeds . . . . . . . . . .     Neither  the  Corporation  nor   the
                                          Trust   will   receive   any    cash
                                          proceeds  from the  issuance of  the
                                          New   Capital   Securities   offered
                                          hereby.  See "Use of Proceeds."

  Certain   United    States   Federal
  Income  Tax      Considerations;        Holders  of  Old Capital  Securities
  ERISA Considerations  . . . . . . .     should  review  the information  set
                                          forth  under "Certain  United States
                                          Federal  Income  Tax Considerations"
                                          and "ERISA Considerations" prior  to
                                          tendering Old Capital Securities  in
                                          the Exchange Offer.


                          THE NEW CAPITAL SECURITIES

  Securities Offered  . . . . . . . .     Up    to   $250,000,000    aggregate
                                          Liquidation  Amount  of the  Trust's
                                          New  Capital  Securities which  have
                                          been     registered    under     the
                                          Securities  Act  (Liquidation Amount
                                          $1,000  per  New Capital  Security).
                                          The New  Capital Securities  will be
                                          issued    and   the    Old   Capital
                                          Securities  were  issued  under  the
                                          Trust  Agreement.   The New  Capital
                                          Securities   and  any   Old  Capital
                                          Securities which  remain outstanding
                                          after  consummation of  the Exchange
                                          Offer  will   vote  together   as  a
                                          single   class   for   purposes   of
                                          determining  whether holders  of the
                                          requisite percentage in  outstanding
                                          Liquidation   Amount  thereof   have
                                          taken  certain actions  or exercised
                                          certain   rights  under   the  Trust
                                          Agreement.  See  "Description of New
                                          Securities--Description    of    New
                                          Capital  Securities--Voting  Rights;
                                          Amendment  of the  Trust Agreement."
                                          The   terms  of   the  New   Capital
                                          Securities  are  identical  in   all
                                          material  respects to  the terms  of
                                          the  Old Capital  Securities, except
                                          that  the  New  Capital   Securities
                                          have   been  registered   under  the
                                          Securities  Act  and   will  not  be
                                          subject  to  the  $100,000   minimum
                                          Liquidation     Amount      transfer
                                          restriction   and    certain   other
                                          restrictions on transfer  applicable
                                          to  the Old  Capital Securities  and
                                          will  not provide  for any  increase
                                          in  the  Distribution rate  thereon.
                                          See "The Exchange Offer--Purpose  of
                                          the  Exchange  Offer,"  "Description
                                          of New Securities" and  "Description
                                          of Old Securities."

  Distribution Dates  . . . . . . . .     June  15  and  December 15  of  each
                                          year, commencing June 15, 1997.

  Extension Periods . . . . . . . . .     Distributions  on  the  New  Capital
                                          Securities will be  deferred for the
                                          duration  of  any  Extension  Period
                                          elected  by  the  Corporation   with
                                          respect to  the payment  of interest
                                          on   the  New   Junior  Subordinated
                                          Debentures.    No  Extension  Period
                                          will  exceed  10  consecutive  semi-
                                          annual periods or  extend beyond the
                                          Stated    Maturity   Date.       See
                                          "Description  of   New  Securities--
                                          Description     of    New     Junior
                                          Subordinated  Debentures--Option  to
                                          Extend  Interest  Payment Date"  and
                                          "Certain   United   States   Federal
                                          Income Tax  Considerations--Interest
                                          Income     and    Original     Issue
                                          Discount."

  Ranking . . . . . . . . . . . . . .     The  New  Capital  Securities   will
                                          rank   pari   passu,  and   payments
                                          thereon will be made pro  rata, with
                                          the Old  Capital Securities  and the
                                          Common    Securities    except    as
                                          described under "Description of  New
                                          Securities--Description    of    New
                                          Capital    Securities--Subordination
                                          of  Common  Securities."    The  New
                                          Junior Subordinated  Debentures will
                                          rank pari passu with  the Old Junior
                                          Subordinated             Debentures,
                                          $257,732,000   aggregate   principal
                                          amount of 8.25% Junior  Subordinated
                                          Deferrable  Interest  Debentures due
                                          December   15,   2026  (the   "8.25%
                                          Junior   Subordinated   Debentures")
                                          and  all  other junior  subordinated
                                          debentures     issued     by     the
                                          Corporation (collectively,  with the
                                          8.25%      Junior       Subordinated
                                          Debentures, the  "Other Debentures")
                                          and sold to  other trusts (including
                                          BankBoston    Capital    Trust    I)
                                          established or to  be established by
                                          the   Corporation,   in  each   case
                                          similar to the Trust  (collectively,
                                          with  BankBoston  Capital  Trust  I,
                                          the  "Other  Trusts"), and  will  be
                                          unsecured   and   subordinate    and
                                          junior  in right  of payment  to all
                                          Senior  Indebtedness  to the  extent
                                          and in the  manner set forth  in the
                                          Indenture.  See  "Description of New
                                          Securities--Description    of    New
                                          Junior   Subordinated   Debentures."
                                          The  New  Guarantee will  rank  pari
                                          passu  with the  Old Guarantee,  the
                                          guarantee issued by the  Corporation
                                          with   respect   to  250,000   8.25%
                                          Capital   Securities    (Liquidation
                                          Amount   $1,000  per   security)  of
                                          BankBoston  Capital  Trust  I   (the
                                          "Capital     Trust     I     Capital
                                          Securities")    and    all     other
                                          guarantees     issued     by     the
                                          Corporation with respect to  capital
                                          securities  issued or  to be  issued
                                          by Other Trusts (collectively,  with
                                          the  guarantee  issued with  respect
                                          to  the  Capital   Trust  I  Capital
                                          Securities, the  "Other Guarantees")
                                          and  will  constitute  an  unsecured
                                          obligation  of  the Corporation  and
                                          will rank subordinate  and junior in
                                          right  of  payment   to  all  Senior
                                          Indebtedness  to the  extent and  in
                                          the   manner   set  forth   in   the
                                          Guarantee     Agreement.         See
                                          "Description  of  New   Securities--
                                          Description of New Guarantee."

  Redemption  . . . . . . . . . . . .     The Trust Securities  are subject to
                                          mandatory   redemption  in   a  Like
                                          Amount,  (i)  in whole  but  not  in
                                          part,  on the  Stated Maturity  Date
                                          upon   repayment   of   the   Junior
                                          Subordinated  Debentures,   (ii)  in
                                          whole but  not in part,  at any time
                                          contemporaneously with  the optional
                                          prepayment     of     the     Junior
                                          Subordinated   Debentures   by   the
                                          Corporation upon the occurrence  and
                                          continuation of a  Special Event and
                                          (iii) in  whole or  in part,  at any
                                          time on  or after December  15, 2006
                                          contemporaneously with  the optional
                                          prepayment  by  the  Corporation  of
                                          the Junior  Subordinated Debentures,
                                          in  each  case   at  the  applicable
                                          Redemption Price.  See  "Description
                                          of  New  Securities--Description  of
                                          New       Capital       Securities--
                                          Redemption."

  Rating  . . . . . . . . . . . . . .     The   New  Capital   Securities  are
                                          expected  to   be  rated   "BBB"  by
                                          Standard  & Poor's  Ratings Services
                                          and  "baa1"  by  Moody's   Investors
                                          Service, Inc.

  Absence  of   Market  for   the  New    The New  Capital Securities  will be
  Capital Securities  . . . . . . . .     a new issue of securities  for which
                                          there   currently   is  no   market.
                                          Although   Morgan   Stanley  &   Co.
                                          Incorporated   and   UBS  Securities
                                          LLC, the  initial purchasers  of the
                                          Old    Capital    Securities    (the
                                          "Initial     Purchasers"),      have
                                          informed  the  Corporation  and  the
                                          Trust   that  they   each  currently
                                          intend  to make a  market in the New
                                          Capital  Securities,  they  are  not
                                          obligated  to do  so,  and any  such
                                          market  making  may be  discontinued
                                          at   any   time   without    notice.
                                          Accordingly,   there   can   be   no
                                          assurance as  to the  development or
                                          liquidity  of any market for the New
                                          Capital Securities.   The  Trust and
                                          the  Corporation  do not  intend  to
                                          apply   for  listing   of  the   New
                                          Capital     Securities    on     any
                                          securities    exchange    or     for
                                          quotation   through   the   National
                                          Association  of  Securities  Dealers
                                          Automated      Quotation      System
                                          ("NASDAQ").        See   "Plan    of
                                          Distribution."


                                 RISK FACTORS

    Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

    The obligations of the Corporation under the Guarantee issued for the benefit of the holders of Capital Securities, as well as under the Junior Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding, the Corporation's obligations under the Guarantee will also rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At September
30, 1996, the aggregate principal amount of outstanding Senior Indebtedness was approximately $400 million. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1996, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $55.6 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including
Senior Indebtedness, that may be incurred by the Corporation. See "Description of New Securities--Description of New Guarantee--Status of New Guarantee" and "--Description of New Junior Subordinated Debentures-- Subordination."

    The ability of the Trust to pay amounts due on the Capital Securities  is
solely   dependent  upon  the  Corporation  making  payments  on  the  Junior
Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

    So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 73/4% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 73/4%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities-- Distributions" and "--Description of New Junior Subordinated Debentures-- Option to Extend Interest Payment Date."

    Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive  the cash related to such income from  the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

    Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

TAX  EVENT  REDEMPTION;  POSSIBLE  TAX  LAW  CHANGES  AFFECTING  THE  CAPITAL
SECURITIES

    Upon the occurrence and continuation of a Tax Event (as defined under "Description of New Securities--Description of New Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of New Securities--Description of New Capital Securities--Redemption."

    On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities-- Description of New Capital Securities--Redemption" and "--Description of New Junior Subordinated Debentures--Special Event Prepayment." See also "Certain Federal Income Tax Consequences--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

    There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities- -Description of New Junior Subordinated Debentures."


RIGHTS UNDER THE GUARANTEE

    The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Trust Agreement. The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on liquidation of the Trust or redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities-- Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of New Junior Subordinated Debentures--Debenture Events of Default" and "--Description of New Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."


CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

    The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

    The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement."

    The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 9, 1997 and declared effective by June 8, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 9, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

ABSENCE OF PUBLIC MARKET

    The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

    If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

    Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

    Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

    Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.


                     RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.



                                                          Nine Months
                                                             Ended
                                                         September 30,                      Years Ended December 31,
                                                             1996              1995        1994       1993       1992        1991
                                                         -------------         ----        ----       ----       ----        ----
Ratio of Earnings to Fixed Charges:
    Excluding interest on deposits  . . . . . . . .          2.16x             2.08x       1.90x     2.44x       2.17x       .62x
    Including interest on deposits  . . . . . . . .          1.41x             1.42x       1.41x     1.38x       1.22x       .94x



    For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. For the year ended December 31, 1991, earnings were insufficient to cover fixed charges. Additional earnings necessary for the year ended December 31, 1991 to bring the ratio of earnings to fixed charges to a one-to-one basis on both an excluding and including interest on deposits basis are $162 million.


                               USE OF PROCEEDS

    Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

    The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $250,000,000. All of the proceeds from the sale of Old Capital Securities was invested by the Trust in the Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be used for general corporate purposes, which may include, but not be limited to, one or more of the following: investments in and advances to the Corporation's subsidiaries; financing future acquisitions of financial institutions, as well as banking and other assets; and the redemption of certain of the Corporation's outstanding debt securities. The precise amount and timing of the application of such net proceeds used for such corporate purposes will depend on the funding requirements and the availability of other funds to the
Corporation  and   its  subsidiaries.    Pending  such   application  by  the
Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities.

    The Capital Securities will be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.


                                CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Corporation as of September 30, 1996, as adjusted to give effect to the issuance of the Old Securities and as further adjusted to give effect to the issuance of the Capital Trust I Capital Securities on November 26, 1996 and, in each case, to the application of the proceeds thereof. The following data should be read in conjunction with the financial information included in the Corporation's 1995 Annual Report on Form 10-K and its Current Report on Form 8-K dated September 6, 1996, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Securities in the Exchange Offer will have no effect on the capitalization of the Corporation.


                                                                                        September 30, 1996(1)
                                                                -------------------------------------------------------------
                                                                Actual           As Adjusted(2)            As Adjusted (2)(3)
                                                                ------           --------------            ------------------
                                                                         (in millions)
Total long-term debt  . . . . . . . . . . . . . . . . . .        $2,191                 $2,191                       $2,191
Obligated mandatory redeemable preferred                          -----                  -----                        -----
securities of subsidiary trusts holding
solely parent debentures(4) . . . . . . . . . . . . . . .           --                     250                          500
Stockholders' equity:                                              ---                     ---                          ---
     Preferred stock  . . . . . . . . . . . . . . . . . .           508                    508                          508
     Common stock--$1.50 par value--
     300,000,000 shares authorized,
     152,634,188 shares issued  . . . . . . . . . . . . .	    229                    229                          229
     Surplus  . . . . . . . . . . . . . . . . . . . . . .         1,181                  1,181                        1,181
     Retained earnings  . . . . . . . . . . . . . . . . .         2,789                  2,789                        2,789
     Net unrealized gains on securities available
     for sale, net of tax . . . . . . . . . . . . . . . .            53                     53                           53
     Cumulative translation adjustments, net                         (6)                    (6)                          (6)
     of tax . . . . . . . . . . . . . . . . . . . . . . .         -----                  -----                        -----
       Total stockholders' equity   . . . . . . . . . . .         4,754                  4,754                        4,754
                                                                  -----                  -----                        -----
           Total capitalization . . . . . . . . . . . . .        $6,945                 $7,195                       $7,445
                                                                 ======                 ======                       ======

    ___________
    (1) On July 29, 1996, the Corporation acquired BayBanks, Inc. ("BayBanks"). This acquisition was accounted for as a pooling of interests and, accordingly, this financial information reflects the Corporation and BayBanks as if they had operated as a combined entity for all periods presented. Also, the Corporation's Current Report on Form 8-K dated September 6, 1996 presents the combined financial position and results of operations of the Corporation and BayBanks on the same basis.
    (2) Reflects the issuance of the Old Securities.
    (3) Reflects the effect of the issuance of the Capital Trust I Capital Securities on November 26, 1996.
    (4) Reflects the Old Capital Securities and the Capital Trust I Capital Securities. The Trust and BankBoston Capital Trust I are each subsidiaries of the Corporation and hold the Old Junior Subordinated Debentures and the 8.25% Junior Subordinated Debentures, respectively, as their sole assets.

                            SUMMARY FINANCIAL DATA

    The summary below should be read in connection with the financial information included in the Corporation's 1995 Annual Report on Form 10-K and its Current Report on Form 8-K dated September 6, 1996. The summary below should also be read in conjunction with the financial information contained in the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996. Interim unaudited data for the nine months ended September 30, 1996 and 1995 reflect, in the opinion of management of the
Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.



                                           Nine Months Ended
                                           September 30,(1)             Years Ended December 31,(1)
                                           ----------------             ---------------------------
                                           1996         1995            1995         1994          1993
                                           ----         ----            ----         ----          ----
                                        (unaudited)
                                                     (dollars in millions, except per share data)
INCOME STATEMENT DATA:
Net interest revenue  . . . . . . .        $ 1,728      $1,676       $ 2,249       $ 2,037      $ 1,769
Provision for credit losses . . . .            171         194           275           154          107
Net interest revenue after provision
for
  credit losses . . . . . . . . . .          1,557       1,482         1,974         1,883        1,662
Noninterest income  . . . . . . . .          1,005         942         1,309         1,035          945
Noninterest expense . . . . . . . .          1,772       1,531         2,076         1,947        2,002
Income (Loss) before income taxes,
  extraordinary items & cumulative
effect                                         790         893         1,207           971          605
  of changes in accounting
principles  . . . . . . . . . . . .
Provision for (Benefit from) income            341         395           529           422          262
taxes . . . . . . . . . . . . . . .
Income (Loss) before extraordinary
items
  & cumulative effect of changes in            449         498           678           549          343
  accounting principles . . . . . .
Extraordinary items, net of tax . .             --          --            --           (7)           --
Cumulative effect of changes in
  accounting principles, net  . . .             --          --            --            --           24
         Net income (loss)  . . . .         $  449      $  498        $  678        $  542       $  367

Per common share:
  Income (Loss) before extraordinary
  items & cumulative effect of
changes in
   accounting principles:                    $2.74       $3.07         $4.17         $3.44        $2.09
   Primary  . . . . . . . . . . . .
   Fully diluted  . . . . . . . . .           2.69        3.00          4.09          3.36         2.05
  Net income (loss):
    Primary . . . . . . . . . . . .           2.74        3.07          4.17          3.39         2.26
    Fully diluted . . . . . . . . .           2.69        3.00          4.09          3.31         2.21
  Book value  . . . . . . . . . . .          27.81       25.69         27.01         23.07        21.13
  Cash dividends declared(2)  . . .           1.25         .91          1.28           .93          .40
Average number of common shares (in
thousands):
  Primary . . . . . . . . . . . . .        153,715     153,086       153,856       148,913      147,033
  Fully diluted . . . . . . . . . .        156,300     156,407       156,768       153,616      152,067

AVERAGE BALANCE SHEET DATA:                $40,176     $37,920       $38,283       $36,017      $32,565
Loans and lease financing . . . . .


Total earning assets  . . . . . . .         52,941      48,985        49,567        47,517       42,880
Total assets  . . . . . . . . . . .         59,010      55,053        55,744        53,389       47,937
Deposits  . . . . . . . . . . . . .         41,460      37,902        38,406        37,919       37,163
Notes payable . . . . . . . . . . .          2,560       2,137         2,142         2,123        1,797
Stockholders' equity  . . . . . . .          4,718       4,216         4,304         3,766        3,390


(table continued)

                                          Years Ended December 31,(1)
                                            1992             1991
                                            ----             ----

INCOME STATEMENT DATA:
Net interest revenue  . . . . . . .         $ 1,672          $ 1,512
Provision for credit losses . . . .             288              684

Net interest revenue after provision
for                                           1,384              828
  credit losses . . . . . . . . . .
Noninterest income  . . . . . . . .           1,020              974
Noninterest expense . . . . . . . .           1,949            1,964
Income (Loss) before income taxes,
  extraordinary items & cumulative
effect                                          455            (162)
  of changes in accounting
principles  . . . . . . . . . . . .
Provision for (Benefit from) income             190             (51)
taxes . . . . . . . . . . . . . . .
Income (Loss) before extraordinary
items
  & cumulative effect of changes in             265            (111)
  accounting principles . . . . . .
Extraordinary items, net of tax . .              73                8
Cumulative effect of changes in
  accounting principles, net  . . .              --               --
         Net income (loss)  . . . .          $  338          $ (103)

Per common share:
  Income (Loss) before extraordinary
  items & cumulative effect of
changes in
   accounting principles:                     $1.77          $( .95)
   Primary  . . . . . . . . . . . .
   Fully diluted  . . . . . . . . .            1.73            (.95)
  Net income (loss):
    Primary . . . . . . . . . . . .            2.30            (.89)
    Fully diluted . . . . . . . . .            2.24            (.89)
  Book value  . . . . . . . . . . .           18.98            16.98
  Cash dividends declared(2)  . . .             .10              .10




Average number of common shares (in
thousands):
  Primary . . . . . . . . . . . . .         138,444          129,978
  Fully diluted . . . . . . . . . .         144,044          130,313

AVERAGE BALANCE SHEET DATA:                 $31,568          $33,001
Loans and lease financing . . . . .
Total earning assets  . . . . . . .          41,658           43,322
Total assets  . . . . . . . . . . .          46,290           47,590
Deposits  . . . . . . . . . . . . .          37,643           38,534
Notes payable . . . . . . . . . . .           1,252            1,607
Stockholders' equity  . . . . . . .           2,762            2,438


    _______________
    (1) On July 29, 1996, the Corporation acquired BayBanks. This acquisition was accounted for as a pooling of interests and, accordingly, this financial information reflects the Corporation and BayBanks as if they had operated as a combined entity for all periods presented. Also, the Corporation's Current Report on Form 8-K dated September 6, 1996 presents the combined financial position and results of operations of the Corporation and BayBanks on the same basis.
    (2) Amounts represent the historical cash dividends of the Corporation.

                         BANKBOSTON CAPITAL TRUST II

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the three Administrative Trustees named therein, and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on December 3, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and,
(iii)  engaging in  only  those  other  activities  necessary,  advisable  or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities--Description of New Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Guarantee and the Indenture. See
"Description of New Securities--Description of New Guarantee" and "-- Description of New Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering and exchange of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o Bank of Boston, P.O. Box 2016, Boston, Massachusetts 02106-2016.

                          BANK OF BOSTON CORPORATION

    The Corporation is a registered bank holding company organized in 1970 under Massachusetts law with both national and international operations. The Corporation, through its subsidiaries and joint ventures, is engaged in providing a wide variety of financial services to individuals, corporate and institutional customers, governments, and other financial institutions. These services include personal banking, consumer finance, private banking, trust, mortgage origination and servicing, domestic corporate and investment banking, leasing, global banking, commercial real estate lending, correspondent banking, and securities and payments processing. The major banking subsidiaries of the Corporation include The First National Bank of Boston, BayBank, N.A., Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

    As of September 30, 1996, on a consolidated basis, the Corporation had total assets of $62.0 billion, total deposits of $43.3 billion and total stockholders' equity of $4.8 billion. The Corporation's banking subsidiaries maintained 547 branches in Massachusetts, Rhode Island, Connecticut and New Hampshire as of September 30, 1996 and had a presence in 36 states of the United States and in 24 foreign countries. The Corporation's loans were diversified geographically, with approximately 77 percent of its total loan volume consisting of loans and leases made to domestic borrowers and the balance made overseas. As of September 30, 1996, the Corporation's subsidiaries employed, in the aggregate, approximately 22,600 full-time equivalent employees in their domestic and foreign operations.


                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

    The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 9, 1997 and declared effective by June 8, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 9, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

    The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

    Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

    The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $250,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $250,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

    The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $250,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

    Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

    If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

    NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

    The term "Expiration Date" means 5:00 p.m., New York  City time, on
, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

    The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.



ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

    In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC,
(ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.


    Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

    Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

    VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (a)  such tenders are made by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The  Notice  of  Guaranteed  Delivery  may   be  delivered  by  hand,  or
transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

    The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

    The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may
be.   If  the Corporation  or the  Trust gives  such notice  to
suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

    Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after December 10, 1996. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on June 15, 1997 will be entitled to receive Distributions accumulated from and after December 10, 1996.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    The  Bank of  New  York has  been  appointed as  Exchange  Agent for  the
Exchange  Offer.   Delivery  of  the  Letters of  Transmittal  and  any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:






BY REGISTERED OR CERTIFIED MAIL:             BY HAND OR OVERNIGHT DELIVERY:
     The Bank of New                              The Bank of New York
    101 Barclay Street, 7E                         101 Barclay Street
   New York, New York 10286                    New York, New York 10286
Attention:  Reorganization Department,   Attention:  Reorganization Department,
        George Johnson                                George Johnson


                            Confirm By Telephone:
                                (212) 815-4997

                           Facsimile Transmissions:
                         (ELIGIBLE INSTITUTIONS ONLY)
                                (212) 571-3080

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.


    Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.


                        DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

    Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

    GENERAL.   The Capital  Securities (including the  Old Capital Securities and the New Capital Securities) are limited to $250,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

    DISTRIBUTIONS. Distributions on the New Capital Securities will be cumulative, will accumulate from December 10, 1996 and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at the annual rate of 73/4% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant
Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Boston, Massachusetts are authorized or required by law or executive order to remain closed.

    So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 73/4% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the New Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such New Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations- -Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    Although the Corporation may  in the future exercise its  option to defer
payments  of   interest  on  the  New  Junior  Subordinated  Debentures,  the
Corporation has no such current intention.

    The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the New Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of New Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "- -Description of New Guarantee."

    REDEMPTION. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the New Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the New Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the New Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the New Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the New Junior Subordinated Debentures). See "--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior
Subordinated  Debentures   upon  the   liquidation  of   the  Trust,   Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    The Corporation will have the option to prepay the New Junior Subordinated Debentures, (i) in whole or in part, on or after December 15, 2006, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    LIQUIDATION OF THE TRUST AND DISTRIBUTION OF NEW JUNIOR SUBORDINATED DEBENTURES. The Corporation will have the right at any time to terminate the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

    The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities in accordance with their terms; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the New Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the New Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after December 15, 2006.

    If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior
Subordinated  Debentures  to  holders  of  the  Trust  Securities,  the Trust
Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent New Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the
Corporation  will  issue  to such  holder,  and the  Debenture
Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

    There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.

    REDEMPTION PROCEDURES. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the New Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."


    If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the New Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the New
Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the New Capital Securities will cease, except the right of the holders of the New Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. In the event that any Redemption Date of New Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the New Guarantee as described under "--Description of New Guarantee," Distributions on New Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Notice of any redemption will be mailed at least 30-days but not more than 60-days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

    SUBORDINATION OF COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

    EVENTS OF DEFAULT; NOTICE. The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities."

    REMOVAL OF ISSUER TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

    MERGER OR CONSOLIDATION OF ISSUER TRUSTEES. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

    MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation,
amalgamation,  replacement,   conveyance,
transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

    VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT. Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the New Capital Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of New Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of New Capital Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of New Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

    FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER. The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

    DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between
Participants  through  electronic  book-entry  changes  in  accounts  of  its
Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

    Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

    Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

    DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

    A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90-days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20-days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global
Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

    PAYMENT AND PAYING AGENCY. Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

    REGISTRAR  AND  TRANSFER  AGENT.    The  Property  Trustee  will  act  as
registrar and transfer agent for the New Capital Securities.

    Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

    INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


    MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

    The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

    GENERAL. Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the date hereof.

    The New Junior Subordinated Debentures will bear interest at the annual rate of 73/4% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 73/4% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The New Junior Subordinated Debentures will mature on December 15, 2026 (the "Stated Maturity Date"). The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all
Senior Indebtedness. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The bank subsidiaries of the Corporation (the "Banks") are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination."

    FORM, REGISTRATION AND TRANSFER. If the Junior Subordinated Debentures are distributed to holders of the Trust Securities, such Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

    PAYMENT AND  PAYING AGENTS.   Payment of  principal of  (and premium,  if
any) and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of New Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the New Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

    OPTION TO EXTEND INTEREST PAYMENT DATE. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 73/4%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

    During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated
Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

    Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

    OPTIONAL PREPAYMENT. The New Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after December 15, 2006, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the New Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning December 15 of the years indicated below:



      Year                                                      Percentage
      ----                                                      ----------
      2006  . . . . . . . . . . . . . . . . . . .                103.875%
      2007  . . . . . . . . . . . . . . . . . . .                103.488%
      2008  . . . . . . . . . . . . . . . . . . .                103.100%
      2009  . . . . . . . . . . . . . . . . . . .                102.713%
      2010  . . . . . . . . . . . . . . . . . . .                102.325%
      2011  . . . . . . . . . . . . . . . . . . .                101.938%
      2012  . . . . . . . . . . . . . . . . . . .                101.550%
      2013  . . . . . . . . . . . . . . . . . . .                101.163%
      2014  . . . . . . . . . . . . . . . . . . .                100.775%
      2015  . . . . . . . . . . . . . . . . . . .                100.388%
      2016 and thereafter . . . . . . . . . . . .                100.000%



    SPECIAL EVENT PREPAYMENT. If a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the New Junior Subordinated Debentures in whole (but not in part) at any time within 90-days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest thereon discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

    A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

    A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after December 10, 1996, there is more than an insubstantial risk that (i) the Trust is, or will be within 90-days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90-days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90-days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after December 10, 1996, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

    "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 1.00% if such prepayment date occurs on or prior to December 31, 1997 and (ii) 0.50% in all other cases.

    "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the New Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Junior Subordinated Debentures.

    "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means: (i) Morgan Stanley & Co. Incorporated and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Corporation.

    "Comparable  Treasury Price" means, with  respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

    Notice of any prepayment will be mailed at least 30 days but not more than 60-days before the redemption date to each holder of New Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such New Junior Subordinated Debentures called for prepayment.

    If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the New Junior Subordinated Debentures the Additional Sums.

    RESTRICTIONS ON CERTAIN PAYMENTS. The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such New Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the New Guarantee or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

    MODIFICATION OF INDENTURE. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior
Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

    DEBENTURE EVENTS OF DEFAULT. The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i)  failure  for  30-days  to  pay  any   interest  on  the  New  Junior
Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the New Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90-days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or
     (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the New Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

    The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "-- Description of New Capital Securities--Events of Default; Notice."

    CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the New Junior Subordinated Debentures.

    SATISFACTION AND DISCHARGE. The Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or
(ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

    SUBORDINATION. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

    In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

    No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

    "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

    "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.

    "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

    "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

    The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

    The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    GOVERNING LAW. The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE DEBENTURE TRUSTEE. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF NEW GUARANTEE

    The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The Guarantee Agreement has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

    GENERAL. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.


    The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of New Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "--Description of New Junior Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

    The Corporation will, through the New Guarantee, the Trust Agreement, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

    STATUS OF NEW GUARANTEE. The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as New Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

    The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    AMENDMENTS AND ASSIGNMENT. Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

    EVENTS OF DEFAULT. An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

    Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

    The Corporation, as guarantor, will be required to file annually with the New Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

    TERMINATION OF THE NEW GUARANTEE. The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

    GOVERNING LAW. The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE GUARANTEE TRUSTEE. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


                        DESCRIPTION OF OLD SECURITIES

    The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by May 9, 1997 and been declared effective by June 8, 1997 or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by June 8, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."


              RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
           NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the Indenture, the Trust Agreement and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Corporation does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

    A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

    The Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The New Capital Securities will represent preferred beneficial interests in the Trust. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the New Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In the opinion of Brown & Wood LLP, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary only addresses the tax consequences to a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

    The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

    The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF  JUNIOR SUBORDINATED  DEBENTURES OR CASH  UPON LIQUIDATION  OF THE
TRUST

    The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

    Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

    A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

    The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

    On March 19, 1996, President Clinton proposed the Proposed Legislation, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of New Securities--Description of New Capital Securities--Redemption" and "Description of New Securities-- Description of New Junior Subordinated Debentures--Special Event Prepayment."


UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.) Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE,
OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS

    The Corporation, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 95-23 (an exemption for certain transactions determined by an in-house manager). In addition, as described below, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

    Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

    The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.


                             PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old
Capital Securities if such  Old Capital Securities  were
acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer-- Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

    The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

    Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                          VALIDITY OF NEW SECURITIES

    The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust.

                                   EXPERTS

    The   consolidated   financial   statements   of  the   Corporation   and
subsidiaries, contained in and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and the supplemental consolidated financial statements of the Corporation and subsidiaries, contained in the Corporation's Current Report on Form 8-K dated September 6, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference in the Joint Proxy Statement-Prospectus of the Corporation and BayBanks, Inc. dated March 19, 1996, and in the Corporation's Current Report on Form 8-K dated September 6, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of KPMG Peat Marwick LLP, independent certified public accountants and upon the authority of said firm as experts in accounting and auditing.

                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

    The Corporation's By-laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation for liability resulting from judgments, fines, expenses or settlement amounts incurred in connection with any action, including an action by or in the right of the Corporation, brought against such person in such capacity. Under Massachusetts law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or of such subsidiary. The By-laws also provide that, with respect to any matter disposed of by a compromise payment by such director or officer pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be ordered by a court or shall be approved as being in the best interest of the Corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent counsel to the effect that such person does not appear not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, exclusive of any stock owned by any interested director or officer. Under Massachusetts law, a court may uphold indemnification in connection with a suit in which there is a recovery or by in the right of a corporation.

    The By-laws also provide for indemnification for all other directors and officers of the Corporation's wholly-owned subsidiaries to the extent authorized by the Board of Directors in each individual case, based on the same statutory standard set forth in the preceding paragraph. Where such a person is wholly successful in defending the claim, he or she shall be entitled to indemnification. Directors and officers of other subsidiaries and employees and agents of the Corporation and any subsidiaries may be indemnified as determined by the Board from time to time.

    In addition,  as  permitted  under  Massachusetts  law,  the  Corporation
maintains   liability  insurance  covering  directors  and  officers  of  the
Corporation and its subsidiaries.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT


    4.1 Indenture of Bank of Boston Corporation relating to the Junior Subordinated Debentures
    4.2      Form   of  Certificate  of   New  Junior  Subordinated  Debenture
             (included as Exhibit A to Exhibit 4.1)
    4.3      Certificate of Trust of BankBoston Capital Trust II
    4.4      Declaration of Trust of BankBoston Capital Trust II
    4.5      Amended and Restated Declaration of  Trust for BankBoston Capital
             Trust II
    4.6 Form of New Capital Security Certificate for BankBoston Capital Trust II (included as Exhibit D to Exhibit 4.5)*
    4.7 Form of New Guarantee of Bank of Boston Corporation relating to the New Capital Securities
    4.8      Registration Rights Agreement
    5.1 Opinion and consent of Brown & Wood LLP to Bank of Boston Corporation as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by Bank of Boston Corporation*
    5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel, as to legality of the New Capital Securities to be issued by BankBoston Capital Trust II*
    8 Opinion of Brown & Wood LLP, special tax counsel, as to certain federal income tax matters*
    12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)
    12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)
    23.1     Consent of Coopers & Lybrand L.L.P.
    23.2     Consent of KPMG Peat Marwick LLP
    23.3     Consent of Brown & Wood LLP (included in Exhibit 5.1)*
    23.4 Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.2)*
    24 Power of Attorney of certain officers and directors of Bank of Boston Corporation
    25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
    25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of BankBoston Capital Trust II
    25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of BankBoston Capital Trust II
    99.1     Form of Letter of Transmittal*


    99.2     Form of Notice of Guaranteed Delivery*
    99.3     Form of Exchange Agent Agreement*

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Bank of Boston Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 31st day of December, 1996.

                         BANK OF BOSTON CORPORATION




                         By   /s/  GARY A. SPIESS
                             -------------------------
                             (Gary A. Spiess)
                             (General Counsel and Clerk)


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                   TITLE                      DATE
         ---------                   -----                      ----

/s/ CHARLES K. GIFFORD*        Chief Executive             December 31, 1996
------------------------         Officer and
 (Charles K. Gifford)          Director (Chief
                               Executive Officer)


/s/ WILLIAM M. CROZIER, JR.*   Chairman   of  the          December 31, 1996
----------------------------   Board of Directors and
 (William M. Crozier, Jr.)     Director


/s/  HENRIQUE DE CAMPOS        President  and              December 31, 1996
  MEIRELLES*                   Chief Operating
-----------------------        Officer   and
    (Henrique de Campos        Director
  Meirelles)

/s/ WILLIAM J. SHEA*           Vice   Chairman,            December 31, 1996
-------------------------      Chief Financial
     (William J. Shea)         Officer  and
                               Treasurer (Chief
                               Financial Officer)


/s/ ROBERT T. JEFFERSON*       Comptroller                 December 31, 1996
-------------------------      (Chief  Accounting
   (Robert T. Jefferson)       Officer)


/s/ WAYNE A. BUDD*             Director                    December 31, 1996
-------------------------
   (Wayne A. Budd)

/s/ JOHN A. CERVIERI JR.*      Director                    December 31, 1996
--------------------------
   (John A. Cervieri Jr.)


/s/ WILLIAM F. CONNELL*        Director                    December 31, 1996
--------------------------
    (William F. Connell)


/s/ GARY L. COUNTRYMAN*        Director                    December 31, 1996
--------------------------
    (Gary L. Countryman)


/s/ ALICE F. EMERSON*          Director                    December 31, 1996
--------------------------
    (Alice F. Emerson)


/s/ THOMAS J. MAY*             Director                    December 31, 1996
--------------------------
    (Thomas J. May*)


/s/ DONALD F. MCHENRY*         Director                    December 31, 1996
--------------------------
    (Donald F. McHenry)


/s/ PAUL C. O'BRIEN*           Director                    December 31, 1996
--------------------------
   (Paul C. O'Brien)


/s/ THOMAS R. PIPER*           Director                    December 31, 1996
--------------------------
    (Thomas R. Piper)


/s/ JOHN W. ROWE*              Director                    December 31, 1996
--------------------------
    (John W. Rowe)


/s/ RICHARD A. SMITH*          Director                    December 31, 1996
--------------------------
    (Richard A. Smith)


/s/ GLENN P. STREHLE*          Director                    December 31, 1996
--------------------------
    (Glenn P. Strehle)


/s/ WILLIAM C. VAN FAASEN*     Director                    December 31, 1996
--------------------------
    (William C. Van Faasen)


/s/ THOMAS B. WHEELER*         Director                    December 31, 1996
--------------------------
    (Thomas B. Wheeler)


/s/ ALFRED M. ZEIEN*           Director                    December 31, 1996
--------------------------
    (Alfred M. Zeien)



* By:   /s/  GARY A. SPIESS
     -------------------------
          ATTORNEY-IN-FACT



    Pursuant to the requirements of the Securities Act of 1933, BankBoston Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 31st day of December, 1996.

                         BANKBOSTON CAPITAL TRUST II




                         By:  /s/ ROBERT T. JEFFERSON
                              -----------------------
                              Robert T. Jefferson,
                              as Administrative Trustee




                         By:  /s/ CRAIG V. STARBLE
                              ----------------------
                              Craig V. Starble,
                              as Administrative Trustee




                         By:  /s/ KATHLEEN M. MCGILLYCUDDY
                              -------------------------
                              Kathleen M. McGillycuddy,
                              as Administrative Trustee


                                EXHIBIT INDEX


PAGE  EXHIBIT NO.

		DESCRIPTION

       4.1 Indenture of Bank of Boston Corporation relating to the Junior Subordinated Debentures
       4.2      Form   of  Certificate  of New Junior Subordinated  Debenture
                (included as Exhibit A to Exhibit 4.1)
       4.3      Certificate of Trust of BankBoston Capital Trust II
       4.4      Declaration of Trust of BankBoston Capital Trust II
       4.5      Amended and Restated Declaration of Trust for BankBoston
                Capital Trust II
       4.6 Form of New Capital Security Certificate for BankBoston Capital Trust II (included as Exhibit D to Exhibit 4.5)*
       4.7 Form of New Guarantee of Bank of Boston Corporation relating to the New Capital Securities
       4.8      Registration Rights Agreement
       5.1 Opinion and consent of Brown & Wood LLP to Bank of Boston Corporation as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by Bank of Boston Corporation*
       5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel, as to legality of the New Capital Securities to be issued by BankBoston Capital Trust II*
       8 Opinion of Brown & Wood LLP, special tax counsel, as to certain federal income tax matters*
       12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)
       12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)
       23.1     Consent of Coopers & Lybrand L.L.P.
       23.2     Consent of KPMG Peat Marwick LLP
       23.3     Consent of Brown & Wood LLP (included in Exhibit 5.1)*
       23.4 Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.2)*
       24 Power of Attorney of certain officers and directors of Bank of Boston Corporation
       25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture
       25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of BankBoston Capital Trust II
       25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of BankBoston Capital Trust II
       99.1     Form of Letter of Transmittal*
       99.2     Form of Notice of Guaranteed Delivery*
       99.3     Form of Exchange Agent Agreement*

______
* To be filed by amendment